Exhibit 99.1
FOR IMMEDIATE RELEASE

Q2 Holdings, Inc. Announces Third Quarter 2020 Financial Results

AUSTIN, Texas (Nov. 4, 2020)—Q2 Holdings, Inc. (NYSE:QTWO), a leading provider of digital transformation solutions for banking and lending, today announced results for its third quarter ending September 30, 2020.

GAAP Results for the Third Quarter 2020

•Revenue for the third quarter of $103.8 million, up 30 percent year-over-year and up 6 percent from the second quarter of 2020.

•GAAP gross margin for the third quarter of 44.7 percent, down from 49.3 percent for the prior-year quarter and 45.5 percent for the second quarter of 2020.

•GAAP net loss for the third quarter of $26.7 million, compared to GAAP net losses of $18.6 million for the prior-year quarter and $39.0 million for the second quarter of 2020.

Non-GAAP Results for the Third Quarter 2020

•Non-GAAP revenue for the third quarter of $104.8 million, up 31 percent year-over-year and up 6 percent from the second quarter of 2020.

•Non-GAAP gross margin for the third quarter of 52.5 percent, down from 53.6 percent for the prior-year quarter and 53.9 percent for the second quarter of 2020.

•Adjusted EBITDA for the third quarter of $8.1 million, compared to $5.6 million for the prior-year quarter and $8.1 million for the second quarter of 2020.

For a reconciliation of our GAAP to non-GAAP results, please see the tables below.

"We had a solid quarter across the business, highlighted by delivering new customers to the platform and expansion of our relationships with existing customers," said Matt Flake, Q2 CEO. "We're continuing to see the cross-pollination effect in our portfolio generate high demand as customers look to improve existing experiences and leverage the benefits provided from our comprehensive suite of solutions. As we approach the end of the year and enter 2021, I'm optimistic that the sales environment will begin returning to normal and our highly differentiated portfolio positions us favorably for continued execution."

Third Quarter Highlights

•Launched our treasury onboarding solution, a comprehensive digital onboarding tool for commercial accounts, and cross-sold the solution to a top-50 enterprise bank in the United States.

•Signed a loan pricing solution agreement with a Tier 1, $12 billion financial institution in the United States.

•Signed an Enterprise contract with a top-10 global financial institution for the Q2 CardSwap solution.

•Exited the third quarter with approximately 17.1 million registered users on the Q2 Platform, representing 21 percent year-over-year growth and 5 percent sequential growth from the previous quarter.

"We are pleased to have delivered third quarter results which exceeded the high end of our non-GAAP revenue and adjusted EBITDA guidance," said Jennifer Harris, Q2 CFO. "The revenue and adjusted EBITDA achievement was driven primarily through new customer go-lives, where we had a record number of new digital banking go-lives for a quarter. As anticipated, we observed a decline in gross margin from the second quarter of 2020 due in large part to the reduction in success-based fees derived from our PPP solutions, which were primarily limited to the prior quarter."

Financial outlook

As of November 4, 2020, Q2 Holdings is providing guidance for its fourth quarter of 2020 and revised guidance for its full-year 2020, which represents Q2 Holdings' current estimates of the anticipated impacts of the COVID-19 pandemic on Q2 Holdings’ operations and financial results. The financial information below represents forward-looking, non-GAAP financial information, including an estimate of non-GAAP revenue and adjusted EBITDA. GAAP net loss is the most comparable GAAP measure to adjusted EBITDA. Adjusted EBITDA differs from GAAP net loss in that it excludes items such as depreciation and amortization, stock-based compensation, acquisition-related costs, interest, income taxes, unoccupied lease charges, partnership termination charges, and the impact to deferred revenue from purchase accounting. Q2 Holdings is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort. Therefore, Q2 Holdings has not provided guidance for GAAP net loss or a reconciliation of the foregoing forward-looking adjusted EBITDA guidance to GAAP net loss. However, it is important to note that these excluded items could be material to our results computed in accordance with GAAP in future periods.

Q2 Holdings is providing guidance for its fourth quarter of 2020 as follows:

•Total Non-GAAP revenue of $105.0 million to $107.0 million, which would represent year-over-year growth of 18 percent to 21 percent.

•Adjusted EBITDA of $4.9 million to $6.9 million.

Q2 Holdings is providing guidance for the full-year 2020 as follows:

•Total Non-GAAP revenue of $402.5 million to $404.5 million, which would represent year-over-year growth of 27 percent.

•Adjusted EBITDA of $21.0 million to $23.0 million, representing 5 percent to 6 percent of non-GAAP revenue for the year.

Conference Call Details

Date:	Thursday, November 5, 2020
Time:	8:30 a.m. EST
Hosts:	Matt Flake, CEO / Jennifer Harris, CFO
Conference ID:	4467147
Registration:	http://www.directeventreg.com/registration/event/4467147

Please join the conference call at least 10 minutes early to ensure the line is connected. A live webcast of the conference call and financial results will be accessible from the investor relations section of the Q2 website at http://investors.Q2.com/.

An archived replay of the webcast will be available on this website on a temporary basis shortly after the call.

About Q2 Holdings, Inc.
Q2 is a financial experience company dedicated to providing digital banking and lending solutions to banks, credit unions, alternative finance, and fintech companies in the U.S. and internationally. With comprehensive end-to-end solution sets, Q2 enables its partners to provide cohesive, secure, data-driven experiences to every account holder – from consumer to small business and corporate. Headquartered in Austin, Texas, Q2 has offices throughout the world and is publicly traded on the NYSE under the stock symbol QTWO. To learn more, please visit Q2.com.

Use of Non-GAAP Measures

Q2 uses the following non-GAAP financial measures: non-GAAP revenue; adjusted EBITDA; non-GAAP gross margin; non-GAAP gross profit; non-GAAP sales and marketing expense; non-GAAP research and development expense; non-GAAP general and administrative expense; non-GAAP operating expense; non-GAAP operating income (loss); non-GAAP net income; non-GAAP net income per share; and pro forma weighted-average diluted number of common shares outstanding. Management believes that these non-GAAP financial measures are useful measures of operating performance because they exclude items that Q2 does not consider indicative of its core performance.

In the case of non-GAAP revenue, Q2 adjusts revenue to exclude the impact to deferred revenue from purchase accounting adjustments. In the case of adjusted EBITDA, Q2 adjusts net loss for such items as interest, taxes, depreciation and amortization, stock-based compensation, acquisition-related costs, unoccupied lease charges, partnership termination charges and the impact to deferred revenue from purchase accounting. In the case of non-GAAP gross margin and non-GAAP gross profit, Q2 adjusts gross profit and gross margin for stock-based compensation amortization of acquired technology, acquisition-related costs, and the impact to deferred revenue from purchase accounting. In the case of non-GAAP sales and marketing expense, non-GAAP research and development expense, and non-GAAP general and administrative expense, Q2 adjusts the corresponding GAAP expense to exclude stock-based compensation. Non-GAAP Operating Expense is calculated by taking the sum of non-GAAP sales and marketing expenses, non-GAAP research and development expense, and non-GAAP general and administrative expense. In the case of non-GAAP operating income (loss), non-GAAP net income (loss), and non-GAAP net income (loss) per share, Q2 adjusts operating loss and net loss, respectively, for stock-based compensation, acquisition-related costs, amortization of acquired technology, amortization of acquired intangibles, unoccupied lease charges, partnership termination charges, and the impact to deferred revenue from purchase accounting, and with respect to non-GAAP net income, amortization of debt discount and issuance costs. In the case of pro forma diluted weighted-average number of common shares outstanding, we adjust the diluted weighted-average number of common shares outstanding by the weighted-average effect of potentially dilutive shares.

There are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Certain items that are excluded from these non-GAAP financial measures can have a material impact on operating and net income (loss). As a result, these non-GAAP financial measures have limitations and should be considered in addition to, not as a substitute for or superior to, the closest GAAP measures, or other financial measures prepared in accordance with GAAP. A reconciliation to the closest GAAP measures of these non-GAAP measures is contained in tabular form on the attached unaudited condensed consolidated financial statements.

Q2's management uses these non-GAAP measures as measures of operating performance; to prepare Q2's annual operating budget; to allocate resources to enhance the financial performance of Q2's business; to evaluate the effectiveness of Q2's business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of Q2's results with those of other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results; and in communication with our board of directors concerning Q2's financial performance.

Forward-looking Statements

This press release contains forward-looking statements, including statements about: the cross-pollination effect in our portfolio and its ability to generate high demand; customers looking to improve existing experiences and leverage the benefits of our solutions; optimism that the sales environment will begin returning to normal; favorable positioning as a result of our highly differentiated portfolio; and, Q2's quarterly and annual financial guidance. The forward-looking statements contained in this press release are based upon Q2's historical performance and its current plans, estimates, and expectations and are not a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ materially from those described herein include the adverse impacts of the COVID-19 pandemic on Q2's business operations and on global economic and financial markets, including on Q2's customers, partners and suppliers and employees and business, as well as risks related to: (a) the risk of increased competition in its existing markets and as it enters new sections of the market with Tier 1 customers, new markets with Alt-FIs and fintechs and new products and services; (b) the risk that COVID-19, the elections or other factors continue to negatively impact or disrupt the markets for Q2's solutions and that the markets for Q2's solutions do not return to normal or grow as anticipated, in particular with respect to Tier 1 customers and Alt-FI and fintech customers; (c) the risk that Q2's increased focus on selling to larger Tier 1 customers may result in greater uncertainty and variability in Q2's business and sales results; (d) the risk that changes in Q2's market, business or sales organization negatively impacts its ability to sell its products and services; (e) the challenges and costs associated with selling, implementing and supporting Q2's solutions, particularly for larger customers with more complex requirements and longer implementation processes, including risks related to the timing and predictability of sales of Q2's solutions and the impact that the timing of bookings may have on Q2's revenue and financial performance in a period; (f) the risk that errors, interruptions or delays in Q2's products or services or Web hosting negatively impacts Q2's business and sales; (g) risks associated with data breaches and breaches of security measures within Q2's products, systems and infrastructure and the resultant harm to Q2's business and its ability to sell its products and services; (h) the impact that a slowdown in the economy, financial markets and credit markets may have on Q2's customers and Q2's business sales cycles, prospects and customers’ spending decisions and timing of implementation decisions, particularly in regions where a significant number of Q2's customers are concentrated; (i) the difficulties and risks associated with developing and selling complex new solutions and enhancements with the technical and regulatory specifications and functionality required by customers and governmental authorities; (j) the risks inherent in technology and implementation partnerships that could cause harm to Q2's business; (k) the difficulties and costs Q2 may encounter with complex implementations of its solutions and the resulting impact on reputation and the timing of its revenue from any delayed implementations; (l) the risk that Q2 will not be able to maintain historical contract terms such as pricing and duration; (m) the risks associated with managing growth and the challenges associated with improving operations and hiring, retaining and motivating employees to support such growth; (n) the risk that modifications or negotiations of contractual arrangements will be necessary during Q2's implementations of its solutions or the general risks associated with the complexity of Q2's customer arrangements; (o) the risks associated with integrating acquired companies and successfully selling and maintaining their solutions; (p) the risks associated with anticipated higher operating expenses in 2020 and beyond; (q) litigation related to intellectual property and other matters and any related claims, negotiations and settlements; (r) the risks associated with further consolidation in the financial services industry; (s) risks associated with selling Q2 solutions internationally; and (t) the risk that Q2 debt repayment obligations may adversely affect its financial condition and cash flows from operations in the future and that Q2 may not be able to obtain capital when desired or needed on favorable terms.

Additional information relating to the uncertainty affecting the Q2 business is contained in Q2's filings with the Securities and Exchange Commission. These documents are available on the SEC Filings section of the Investor Relations section of Q2's website at http://investors.Q2.com/. These forward-looking statements represent Q2's expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Q2 disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

MEDIA CONTACT:	INVESTOR CONTACT:
Beth Williams	Josh Yankovich
Q2 Holdings, Inc.	Q2 Holdings, Inc.
M: 512-293-6013	O: 512-682-4463
beth.williams@Q2.com	josh.yankovich@Q2.com

Q2 Holdings, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	September 30, 2020	December 31, 2019
	(unaudited)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$365,201	$100,094
Restricted cash	3,470	3,468
Investments	30,908	32,325
Accounts receivable, net	42,125	22,442
Contract assets, current portion, net	1,111	872
Prepaid expenses and other current assets	9,002	6,354
Deferred solution and other costs, current portion	18,548	15,609
Deferred implementation costs, current portion	10,228	5,171
Total current assets	480,593	186,335
Property and equipment, net	51,590	39,252
Right of use assets	31,067	35,388
Deferred solution and other costs, net of current portion	34,756	29,220
Deferred implementation costs, net of current portion	16,909	15,848
Intangible assets, net	194,340	223,861
Goodwill	462,274	462,023
Contract assets, net of current portion and allowance	19,156	15,189
Other long-term assets	2,826	2,318
Total assets	$1,293,511	$1,009,434

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$58,795	$65,976
Deferred revenues, current portion	77,871	57,850
Lease liabilities, current portion	8,389	9,140
Total current liabilities	145,055	132,966
Convertible notes, net of current portion	441,547	424,784
Deferred revenue, net of current portion	32,052	32,954
Lease liabilities, net of current portion	31,836	36,079
Other long-term liabilities	5,763	3,239
Total liabilities	656,253	630,022

Stockholders' equity:
Common stock	5	5
Additional paid-in capital	980,657	622,692
Accumulated other comprehensive income (loss)	(38)	14
Accumulated deficit	(343,366)	(243,299)
Total stockholders' equity	637,258	379,412
Total liabilities and stockholders' equity	$1,293,511	$1,009,434

Q2 Holdings, Inc.
Condensed Consolidated Statements of Comprehensive Loss
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Revenues (1)	$103,804	$79,702	$293,765	$228,644
Cost of revenues (2) (3)	57,366	40,447	163,676	117,683
Gross profit	46,438	39,255	130,089	110,961

Operating expenses:
Sales and marketing (2)	18,403	15,700	54,597	47,371
Research and development (2)	23,568	19,617	72,168	56,392
General and administrative (2)	17,563	13,418	53,876	41,357
Acquisition related costs (4)	818	2,758	(22)	7,453
Amortization of acquired intangibles	4,465	912	13,447	3,032
Partnership termination charges	—	—	13,244	—
Unoccupied lease charges (5)	1,468	244	2,136	244
Total operating expenses	66,285	52,649	209,446	155,849
Loss from operations	(19,847)	(13,394)	(79,357)	(44,888)
Other income (expense), net	(6,757)	(5,206)	(19,821)	(10,630)
Loss before income taxes	(26,604)	(18,600)	(99,178)	(55,518)
Benefit from (provision for) income taxes	(116)	31	(621)	307
Net Loss	$(26,720)	$(18,569)	$(99,799)	$(55,211)
Other comprehensive loss:
Unrealized gain (loss) on available-for-sale investments	(52)	37	(66)	247
Foreign currency translation adjustment	66	(59)	14	(68)
Comprehensive loss	$(26,706)	$(18,591)	$(99,851)	$(55,032)

Net loss per common share:
Net loss per common share, basic and diluted	$(0.50)	$(0.39)	$(1.95)	$(1.21)
Weighted average common shares outstanding, basic and diluted	53,574	47,782	51,141	45,519

(1)    Includes deferred revenue reduction from purchase accounting of $1.0 million and $3.7 million for the three and nine months ended September 30, 2020, respectively.

(2)    Includes stock-based compensation expense as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Cost of revenues	$2,110	$1,478	$7,422	$4,454
Sales and marketing	2,209	2,060	6,353	5,462
Research and development	2,901	2,598	9,780	7,083
General and administrative	4,376	3,934	13,360	11,536
Total stock-based compensation expense	$11,596	$10,070	$36,915	$28,535

(3)    Includes amortization of acquired technology of $5.3 million and $1.9 million for the three months ended September 30, 2020 and 2019, respectively, and $16.2 million and $5.5 million for the nine months ended September 30, 2020 and 2019, respectively.

(4) The nine months ended September 30, 2020 includes a $2.9 million reduction to estimated contingent consideration as a result of the actual contingent consideration calculated as of the final measurement date of March 31, 2020.

(5) Unoccupied lease charges include costs related to the early vacating of various facilities, partially offset by anticipated sublease income from these facilities. For the three and nine months ended September 30, 2020, the charges related to facilities in California, North Carolina, and Texas, and for the three and nine months ended September 30, 2019, the charges related to facilities in Georgia.

Q2 Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Nine Months Ended September 30,
	2020	2019
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net loss	$(99,799)	$(55,211)
Adjustments to reconcile net loss to net cash from operating activities:
Amortization of deferred implementation, solution and other costs	13,947	9,670
Depreciation and amortization	38,975	17,728
Amortization of debt issuance costs	1,427	1,004
Amortization of debt discount	15,381	10,150
Amortization of premiums on investments	114	124
Stock-based compensation expenses	38,076	29,376
Deferred income taxes	313	(341)
Other non-cash charges	2,522	651
Changes in operating assets and liabilities	(32,935)	(14,479)
Net cash used in operating activities	(21,979)	(1,328)
Cash flows from investing activities:
Net maturities of investments	1,252	33,405
Purchases of property and equipment	(16,538)	(12,490)
Purchases of intangible assets	—	(288)
Capitalization of software development costs	(653)	—
Net cash provided by (used in) investing activities	(15,939)	20,627
Cash flows from financing activities:
Proceeds from issuance of common stock, net of issuance costs	311,321	195,289
Proceeds from issuance of convertible notes, net of issuance costs	—	307,016
Purchase of capped call transactions	—	(40,765)
Proceeds from exercise of stock options to purchase common stock	8,568	12,313
Payment of contingent consideration	(16,862)	—
Net cash provided by financing activities	303,027	473,853
Net increase in cash, cash equivalents, and restricted cash	265,109	493,152
Cash, cash equivalents, and restricted cash, beginning of period	103,562	110,156
Cash, cash equivalents, and restricted cash, end of period	$368,671	$603,308

Q2 Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
GAAP revenue	$103,804	$79,702	$293,765	$228,644
Deferred revenue reduction from purchase accounting	957	—	3,720	—
Non-GAAP revenue	$104,761	$79,702	$297,485	$228,644

GAAP gross profit	$46,438	$39,255	$130,089	$110,961
Stock-based compensation	2,110	1,478	7,422	4,454
Amortization of acquired technology	5,255	1,941	16,184	5,514
Acquisition related costs	244	27	735	98
Deferred revenue reduction from purchase accounting	957	—	3,720	—
Non-GAAP gross profit	$55,004	$42,701	$158,150	$121,027

Non-GAAP gross margin:
Non-GAAP gross profit	$55,004	$42,701	$158,150	$121,027
Non-GAAP revenue	104,761	79,702	297,485	228,644
Non-GAAP gross margin	52.5%	53.6%	53.2%	52.9%

GAAP sales and marketing expense	$18,403	$15,700	$54,597	$47,371
Stock-based compensation	(2,209)	(2,060)	(6,353)	(5,462)
Non-GAAP sales and marketing expense	$16,194	$13,640	$48,244	$41,909

GAAP research and development expense	$23,568	$19,617	$72,168	$56,392
Stock-based compensation	(2,901)	(2,598)	(9,780)	(7,083)
Non-GAAP research and development expense	$20,667	$17,019	$62,388	$49,309

GAAP general and administrative expense	$17,563	$13,418	$53,876	$41,357
Stock-based compensation	(4,376)	(3,934)	(13,360)	(11,536)
Non-GAAP general and administrative expense	$13,187	$9,484	$40,516	$29,821

GAAP operating loss	$(19,847)	$(13,394)	$(79,357)	$(44,888)
Deferred revenue reduction from purchase accounting	957	—	3,720	—
Partnership termination charges	—	—	13,244	—
Stock-based compensation	11,596	10,070	36,915	28,535
Acquisition related costs	1,062	2,784	714	7,550
Amortization of acquired technology	5,255	1,941	16,184	5,514
Amortization of acquired intangibles	4,465	912	13,447	3,032
Unoccupied lease charges	1,468	244	2,136	244
Non-GAAP operating income (loss)	$4,956	$2,557	$7,003	$(13)

GAAP net loss	$(26,720)	$(18,569)	$(99,799)	$(55,211)
Deferred revenue reduction from purchase accounting	957	—	3,720	—
Partnership termination charges	—	—	13,244	—
Stock-based compensation	11,596	10,070	36,915	28,535
Acquisition related costs	1,062	2,784	714	7,550
Amortization of acquired technology	5,255	1,941	16,184	5,514
Amortization of acquired intangibles	4,465	912	13,447	3,032
Unoccupied lease charges	1,468	244	2,136	244
Amortization of debt discount and issuance costs	5,686	5,380	16,808	11,153
Non-GAAP net income	$3,769	$2,762	$3,369	$817

Reconciliation from diluted weighted-average number of common shares as reported to pro forma diluted weighted average number of common shares
Diluted weighted-average number of common shares, as reported	53,574	47,782	51,141	45,519
Weighted-average effect of potentially dilutive shares	2,013	2,560	1,990	2,600
Pro forma diluted weighted-average number of common shares	55,587	50,342	53,131	48,119

Calculation of non-GAAP income per share:
Non-GAAP net income	$3,769	$2,762	$3,369	$817
Pro forma diluted weighted-average number of common shares	55,587	50,342	53,131	48,119
Non-GAAP net income per share	$0.07	$0.05	$0.06	$0.02

Reconciliation of GAAP net loss to adjusted EBITDA:
GAAP net loss	$(26,720)	$(18,569)	$(99,799)	$(55,211)
Depreciation and amortization	12,929	5,932	38,975	17,728
Stock-based compensation	11,596	10,070	36,915	28,535
(Benefit from) provision for income taxes	116	(31)	621	(307)
Interest (income) expense, net	6,727	5,157	19,586	10,508
Acquisition related costs	1,062	2,784	714	7,550
Unoccupied lease charges	1,468	244	2,136	244
Deferred revenue reduction from purchase accounting	957	—	3,720	—
Partnership termination charges	—	—	13,244	—
Adjusted EBITDA	$8,135	$5,587	$16,112	$9,047

Q2 Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Revenue Guidance
(in thousands)

	Q4 2020 Guidance		Full Year 2020 Guidance
	Low	High	Low	High

GAAP Revenue	$104,314	$106,314	$398,094	$400,094
Deferred revenue reduction from purchase accounting	686	686	4,406	4,406
Non-GAAP revenue	$105,000	$107,000	$402,500	$404,500